UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2026

Runway Growth Finance Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01180	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave. Suite 4200
Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 698-6902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market
7.25% Notes due 2031	RWAYI	Nasdaq Global Select Market
9.00% Notes due 2027	SWKHL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 6, 2026, Runway Growth Finance Corp. issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing the declaration of a second quarter 2026 regular dividend.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On May 5, 2026, the board of directors of Runway Growth Finance Corp., declared a second quarter 2026 regular dividend in the amount of $0.33 per share, each to stockholders of record as of the close of business on May 18, 2026. The dividend will be paid to stockholders on or about June 2, 2026.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Finance Corp.

Date:	May 6, 2026	By:	/s/ Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer, and Secretary